SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                           COLE, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                             COLE, INC.
                      4848 S. Highland Dr. #140
                     Salt Lake City, Utah 84117
                        INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                      REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our stockholders (Cole, Inc., a Utah corporation [the "Company," "Cole," "we", "our" or "us" or words or similar import]) regarding two amendments to our Articles of Incorporation.

          These amendments were unanimously adopted by our Board of Directors and the majority stockholders (the "Majority Stockholders") of our Company in accordance with the Utah Revised Business Corporation Act (the "Utah Law"). The Majority Stockholders own 594,750 shares or approximately 54.8% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments to the Articles of Incorporation and Vote Required for Approval," herein.

          The amendments to our Articles of Incorporation are as follows.

          Increase in authorized shares.
          ------------------------------

          Our Board of Directors and the Majority Stockholders have voted by written consent to amend Article IV of our Articles of Incorporation to say:

                            Article IV - Stock

          The aggregate number of shares which this corporation shall have authority to issue is 55,000,000 shares, divided into two classes, 50,000,000 shares of common stock of a par value of one cent ($0.01) per share and 5,000,000 shares of preferred stock of a par value of one cent ($0.01) per share, with the preferred stock having such rights and preferences as the Board of Directors shall determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

          The new Article IV increases the authorized capital of our Company from $500,000 divided into 50,000,000 shares of $0.01 par value common stock to $550,000 divided into 55,000,000 shares of $0.01 par value stock, divided into two classes, 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, with the preferred stock having such rights and preferences as the Board of Directors shall determine. No other changes were made in this
Article IV.

         The Board of Directors believes that this amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue up to an additional 5,000,000 shares of preferred stock, though there are no current arrangements with our Company that would result in the issuance of the additional authorized shares.

          Authorization to Change Name.
          -----------------------------

          Our Board of Directors and the Majority Stockholders have also voted to add the following new Article XI to our Articles of Incorporation:

   Article XI - Board of Director Authorization to Change Corporate Name

          The Board of Directors shall have the right to change the name of the corporation without shareholder approval to a name that reflects the industry or business in which the corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the corporation that the Board of Directors, in its sole discretion, deems appropriate.

          The Company does not have any present name change in mind, but with the present limited business operations of our Company, it is possible that we may change our focus or direction; it is believed that such a provision in our Articles of Incorporation will save additional time and expense in the future, in such event.

               APPROXIMATE DATE OF MAILING: August 11, 2003.

          These amendments will become effective on the later of the opening of business on September 2, 2003, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

          These amendments are the only matters covered by this Information Statement.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable to the amendments to our Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to our Articles of Incorporation which is not shared by all other stockholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on July 28, 2003, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 1,085,051.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of July 28, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 1,085,051 outstanding shares of our common stock.

                            Positions               Number and Percentage
Name and Address               Held            of Shares Beneficially Owned(1)
----------------               ----            -------------------------------

James P. Doolin(2)          President                    51,250 -  4.7%
                            and Director

Shane E. Thueson(2)         Vice President                5,000 -  0.5%
                            and Director

Luke Bradley(2)             Secretary                     5,000 -  0.5%
                            and Director

Leonard W. Burningham, Esq. Stockholder                 213,551 - 19.6
(3)

Sharlene T. Doolin(2)       Stockholder                 200,000 - 18.4%

Duane S. Jenson             Stockholder                 200,000 - 18.4%

Quad D Partnership(1),(2)   Stockholder                 333,500 - 30.7%

All executive officers and directors                     61,250 -  5.7%
of the Company as a group (three persons)

     (1) Sharlene Doolin may be deemed the beneficial owner of Quad D Partnership's shares, as she is the majority partner of Quad D Partnership; and the mother of James P. Doolin.

     (2) These stockholders have consented to the amendments to our Articles of Incorporation and they constitute the "Majority Stockholders" referenced herein in that respect.

     (3) Mr. Burningham is one of the attorneys for the Company, and participated in the preparation of this Information Statement.

                AMENDMENT TO THE ARTICLES OF INCORPORATION
                      AND VOTE REQUIRED FOR APPROVAL

Utah Law.
---------

    The above two amendments to our existing Articles of Incorporation were unanimously adopted by our three-person Board of Directors and the additional persons (including members of our management) who own in excess of a majority of our outstanding voting securities and who are collectively designated herein as the Majority Stockholders, in accordance with Sections 16-10a-1001 titled "Authority to amend [articles]" 16-10a-704 titled "Action without a meeting" and 16-10a-725 titled "Quorum and voting requirements for voting groups" of the Utah Law. Article V of our Articles of Incorporation also provides that any amendment shall be subject to the approval of stockholders owning a majority of our outstanding voting securities. See the caption "Voting Securities and Principal Holders Thereof" herein. The Majority Stockholders own 594,750 shares or approximately 54.8% of our outstanding voting securities. No other votes are required or necessary to adopt these amendments, and none are being solicited hereunder.

           Section 16-10a-1003 of the Utah Law titled "Amendment by board of directors and shareholders" provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Section 16-10a-704 of the Utah Law provides that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.

          The directors, executive officers and others comprising the Majority Stockholders who have voted, in writing, to approve the resolutions to amend our Articles of Incorporation to effect the various amendments outlined above collectively own approximately 54.8% of our outstanding voting securities; accordingly, this percentage being a majority, no additional votes are required or necessary to adopt these amendments to our Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

Effective Date of Amendment.
----------------------------

          The effective date of these amendments will be on the later of the opening of business on September 2, 2003, or 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY THAT HAVE CONSENTED TO THE ADOPTION
 OF THESE AMENDMENTS TO OUR ARTICLES OF INCORPORATION OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS
       UNDER UTAH LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR
                 PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



July 29, 2003                 James P. Doolin